UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders held on April 28, 2011, are shown below.  As of the record date, March 1, 2011, there were 113,834,940 shares of common stock outstanding and entitled to vote at the meeting.  The holders of a total of 100,531,286 shares of the common stock were present in person or by proxy at the annual meeting.

1.	Election of four Class II Directors:

	For	Against	Abstentions	Broker Non-Votes
R. G. Croyle	91,154,839	1,026,490	777,570	7,572,387
Lord Moynihan	81,634,013	10,544,351	780,535	7,572,387
W. Matt Ralls	91,351,214	819,540	788,145	7,572,387
John J. Quicke	89,463,924	2,708,971	786,004	7,572,387

Each of the nominees was elected for a three year term.

2.	Ratification of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2011:

For	Against	Abstentions
98,873,355	1,594,542	63,389

The appointment of Deloitte & Touche LLP was ratified.

3.	Approve, by non-binding vote, the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
68,727,674	17,330,840	6,900,385	7,572,387

On an advisory basis, the Company’s executive compensation as set forth in the proxy statement was approved.

4.	Approve an advisory resolution on the frequency of future advisory votes on executive compensation

One Year	Two Year	Three Year	Abstentions	Broker Non-Votes
75,133,883	1,277,532	10,639,639	5,907,845	7,572,387

On an advisory basis, an annual vote for future advisory votes with respect to the Company’s executive compensation was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells
Senior Vice President & CFO (Principal Financial Officer)

Dated: April 28, 2011